AMOTHY CORPORATION
                              1085 RIVERSIDE TRACE
                                ATLANTA, GA 30328



December  10,  2002

Mr.  Gene  Abbadessa
President  and  Chief  Operating  Officer
Star  E  Media  Corporation
27171  Burbank  Road
Lake  Forest,  CA  92610


Dear  Mr.  Abbadessa:

This letter agreement (Agreement) confirms the understanding and agreement between Amothy Corporation (Amothy) and Star E Media Corporation (Company or
STRE)  as  follows:

1. The Company wishes to engage Amothy to provide strategic services and Amothy is willing to provide such services.

2. The Company has informed Amothy that it has entered into a Placement Agent Agreement with Bathgate Capital Partners, LLC (Placement Agent) pursuant to which the Placement Agent has undertaken to obtain a $230,000 secured loan for STRE (the Secured Loan) and has a two year right of first refusal to provide up to an additional $6,500,000 of debt and/or equity financing for the Company, in one or more rounds (an Additional Financing).

3. Until the Company closes the Secured Loan, Company's management does not have the time to devote to working with Amothy, nor the resources to begin to implement any recommendations Amothy may make. Consequently, the Company and Amothy have determined that Amothy's consulting services would be of little or no benefit until such time and have determined that Amothy's services should be divided into two phases (See Schedule I attached).

4. Accordingly, the Company and Amothy hereby agree that the first phase (Phase I) of Amothy's consulting services shall begin, and the Company's obligation to pay consideration under Paragraph 9 of this Agreement shall arise, upon the Secured Loan closing and shall have a duration of four months.

5. Until the Company closes an Additional Financing in a minimum amount of between $1,000,000 and $1,500,000 (Phase II Financing) it will not have the resources to implement Amothy's Phase II recommendations.

6. Accordingly, the Company and Amothy hereby agree that the second phase (Phase II) shall begin only upon both (i) the completion of Phase I, and
     (ii) upon the closing of a Phase II Financing, and shall have duration of fourteen months.

7. If the Secured Loan has not closed by December 31, 2002 this Agreement shall be deemed null and void, and no party shall have any further obligations hereunder.

8. If the Phase II Financing has not closed by July 31, 2003 this Agreement shall be deemed terminated at the conclusion of Phase I, and no party shall have any further obligations hereunder.

9. As compensation for the strategic services to be rendered by Amothy during Phase I as set forth in Schedule I, the Company will issue to Amothy 250,000 shares of its restricted common stock at the commencement of Phase I.

10. As compensation for the strategic services to be rendered by Amothy during Phase II as set forth on Schedule I, the Company will issue to Amothy 950,000 shares of its restricted common stock at the commencement of Phase II.

11. The Company will reimburse Amothy, upon request, for its reasonable expenses (including, without limitation, travel expenses and professional and legal fees) incurred in connection with its engagement hereunder. Amothy agrees not to incur reimbursable expenses on behalf of the Company without prior written approval by the Company.

12. Except as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, Amothy will keep confidential all material non-public information provided to it by the Company, and will not disclose such information to any third party, other than its employees and advisors that are involved in providing services to the Company hereunder. This provision shall survive the termination of the Agreement and shall remain in full force and effect for three years from the date hereof. Amothy acknowledges that the remedy of damages may be inadequate to protect the interests of the Company in the event of breach or threatened breach of this Agreement. Accordingly, Amothy acknowledges the availability and propriety of injunctive or other equitable relief to the Company in addition to any other remedy at law that may be available to the Company.

13. It is the policy and practice of Amothy to receive indemnification when it is acting as an advisor on behalf of its clients. Accordingly, the Company and Amothy agree to the indemnification and other provisions set forth in Schedule II.

14. This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof. This Agreement may be modified only with a written instrument duly executed by each of the parties. No waiver by any party of any breach of this Agreement will be deemed to be a waiver of any proceeding or succeeding breach. This Agreement may be executed in more than one counterpart, each of which will be deemed to be an original, or by facsimile or electronic signature, and all such counterparts together will constitute but one and the same instrument. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect. This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

15. This Agreement will be governed by the internal laws of the state of Georgia. Any proceeding related to or arising out of the engagement of Amothy pursuant to this Agreement shall be commenced, prosecuted or continued in any court of the State of Georgia located in Fulton County or in the United States District Court for the Northern District of Georgia. The Company and Amothy waive all rights to trial by jury in any such proceeding

16. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

17. All notices, requests, demands, and other communications under this Agreement shall be in writing, sent either by hand delivery, facsimile, or overnight mail, and notice is given for the purposes of this Agreement upon receipt by the receiving party.

     If  to  the  Company:    Star  E  Media  Corporation
                              27171 Burbank Road
                              Lake  Forest,  CA  92610  Facsimile
                              (949)  581-9957
                              Attn:  President

     If  to  Consultant:      Amothy  Corporation
                              1085  Riverside  Trace
                              Atlanta,  GA  30328
                              Facsimile  (404)  257-9125
                              Attn:  Executive  Vice  President

If the foregoing correctly sets forth the understanding and agreement between Amothy and the Company, please so indicate in the space provided for that purpose below, whereupon this letter will constitute a binding agreement as of the date hereof.
                              Amothy Corporation
                              By:/s/ David W. Rapaport
                                 -----------------------------------------------
                                 David A. Rapaport, Executive  Vice  President

                                       12/7/02
                              Date:---------------------------------------------



AGREED:

Star  E  Media  Corporation


By:E.G. Abbadessa
   --------------------------------------------
   E.G.(Gene)  Abbadessa,  President  &  COO

Date:    12/11/02
    -------------------------------------------

                                   SCHEDULE I

                               STRATEGIC SERVICES


PHASE  I

     During Phase I Amothy's personnel will meet with Company's management, review the Company's business plan and become thoroughly familiar with the Company's strategic goals and operating strategies. Amothy will also review all material contracts and other legal documents. During this period Amothy will discuss changes to the Company's business plan and/or operating strategies that Amothy feels appropriate, and at the conclusion of this initial phase of our engagement Amothy will render a written report, which will include Amothy's evaluation of the Company's strengths and weaknesses.


PHASE  II

     During Phase II Amothy will continue the activities undertaken in Phase I with a view toward keeping the business plan and operating strategies consistent with the Company's long term strategic goals. Amothy will also work with the Company's senior executives to develop a strategic plan to accelerate the acquisition and localization of additional titles. Amothy will evaluate strategic relationships with partners, customers, and suppliers; and Amothy will assist the Company in identifying new strategic relationships. Amothy will identify new personnel needs and develop appropriate job descriptions; and then advise the Company in finding and recruiting the best people available to fill these positions. Amothy will assist the Company in implementing any project that will have a quantum impact on shareholder value creation. Amothy will advise in the evaluation, selection, and recruitment of the Company's Board of Directors and if deemed appropriate the establishment and staffing of an Advisory Board. Amothy will assist in the establishment of procedures and processes for Board review and action. During Phase II Amothy will meet with Company's management on not less than a monthly basis (in person or via conference telephone) and will render written reports on a quarterly basis.

                                   SCHEDULE II

                                 INDEMNIFICATION

1.   The  Company  will:

     (a) indemnify Amothy and hold it harmless against any and all losses, claims, damages or liabilities to which Amothy may become subject arising in any manner out of or in connection with the rendering of services by Amothy hereunder (including any services rendered prior to the date hereof) or the rendering of additional services by Amothy as requested by the Company that are related to the services rendered hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence or willful misconduct of Amothy; and

     (b) reimburse Amothy promptly for any reasonable legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by Amothy hereunder or the rendering of additional services by Amothy as requested by the Company that are related to the services rendered hereunder (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein);
          provided, however, if it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence or willful misconduct of Amothy; then Amothy will remit to the Company any amounts reimbursed under this subparagraph 1(b).

     The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph 1 will apply whether or not Amothy is a formal party to any such lawsuits, investigations, claims or other proceedings and that such commitments will extend upon the terms set forth in this paragraph to any controlling person, affiliate, shareholder, member, director, officer, employee or consultant of Amothy (each, with Amothy, an "Indemnified Person"). The Company further agrees that, without Amothy's prior written consent (which consent will not be unreasonably withheld), it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement (whether or not Amothy or any other Indemnified Person is an actual or potential party to such lawsuit, claim or proceeding) unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.

     The Company further agrees that the Indemnified Persons are entitled to retain separate counsel of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement.

2. The Company and Amothy agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph 1 is judicially determined to be unavailable, then the Company will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative economic interests of the Company on the one hand, and Amothy on the other hand, in connection with the transaction or event to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and Amothy on the other hand, as well as any other equitable considerations; provided, however, that in no event will the amount to be contributed by Amothy pursuant to this paragraph exceed the value of the compensation actually received by Amothy hereunder.

3.   Amothy  will:

     (a) indemnify the Company and hold it harmless against any and all losses, claims, damages or liabilities to which the Company may become subject arising in any manner out of or in connection with the rendering of services by Amothy hereunder (including any services rendered prior to the date hereof) or the rendering of additional services by Amothy as requested by the Company that are related to the services rendered hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence or willful misconduct of the Company; and

     (b) reimburse the Company promptly for any reasonable legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by Amothy hereunder or the rendering of additional services by Amothy as requested by the Company that are related to the services rendered hereunder (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); provided, however, if it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence or willful misconduct of the Company; then the Company will remit to Amothy any amounts reimbursed under this subparagraph 3(b).

     Amothy agrees that the indemnification and reimbursement commitments set forth in this paragraph 3 will apply whether or not the Company is a formal party to any such lawsuits, investigations, claims or other proceedings and that such commitments will extend upon the terms set forth in this paragraph to any controlling person, affiliate, shareholder, member, director, officer, employee or consultant of the Company (each, with the Company, an "Indemnified Person"). Amothy further agrees that, without the Company's prior written consent (which consent will not be unreasonably withheld), it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement (whether or not the Company or any other Indemnified Person is an actual or potential party to such lawsuit, claim or proceeding) unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.

     Amothy agrees that the Indemnified Persons are entitled to retain separate counsel of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement.

4. Amothy and the Company agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph 3 is judicially determined to be unavailable, then Amothy will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative economic interests of Amothy on the one hand, and the Company on the other hand, in connection with the transaction or event to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Amothy on the one hand, and the Company on the other hand, as well as any other equitable considerations; provided, however, that in no event will the amount to be contributed by Amothy pursuant to this paragraph exceed the value of the compensation actually received by Amothy hereunder.

5. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Amothy hereunder. The parties acknowledge that Amothy is not acting as an agent of the Company or in a fiduciary capacity with respect to the Company and that Amothy is not assuming any duties or obligations other than those expressly set forth in this Agreement. The Company further agrees that neither Amothy nor any of its controlling persons, affiliates, directors, officers, employees or consultants will have any liability to the Company or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by Amothy hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted directly from the gross negligence or willful misconduct of Amothy.

6. The provisions of this Schedule II shall survive any expiration or termination of this Agreement or Amothy's engagement hereunder.